                                                                   EXHIBIT 10.34

                              SERVICING AGREEMENT

                                    between

                       IMPERIAL CREDIT INDUSTRIES, INC.

                                  ("Servicer")

                                      and

                                 IMPERIAL BANK

                                   ("Bank")

                                October 1, 1999

     SERVICING AGREEMENT ("Agreement"), dated as of October 1, 1999, by and between Imperial Bank, a California banking corporation (the "Bank") and Imperial Credit Industries, Inc., a California corporation (herein, together with its successors and assigns, called "Servicer").

                             PRELIMINARY STATEMENT
                             ---------------------

     WHEREAS, the Bank and Servicer have entered into an Asset Purchase Agreement dated October 1, 1999 (the "Asset Purchase Agreement") pursuant to which Servicer will purchase certain entertainment-related Loans (the "Loans"), all as more fully set forth in the Asset Purchase Agreement; and

     WHEREAS, the parties hereto desire to enter into this Agreement to provide, among other things, for the servicing of the Loans by Servicer until such Loans are purchased by Servicer. For its services hereunder, Servicer will be compensated as set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Servicer and the Bank agree as follows:

                                   ARTICLE 1

                                  DEFINITION
                                  ----------

     SECTION 1.1  Defined Terms.
                  -------------

     All capitalized term used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Documents for each Loan or in the Asset Purchase Agreement.

     "Agreement" means this Servicing Agreement as originally executed and as amended or supplemented from time to time in accordance with the terms hereof.

     "Bankruptcy Law" means any day other than (i) a Saturday or a Sunday, or
(ii) a day on which banking institutions in the State of California are authorized or obligated by law or executive order to remain closed.

     "Defaulted Loan" shall mean a Loan which is delinquent in payment of any scheduled Payment or other term of the collateral for the Loan.

     "Loan Collateral" shall mean with respect to a Loan, the related security agreement copyright mortgage and all collateral for the Loan.

     "Loan Documents" shall mean with respect to a Loan, those instruments, agreements, guaranty documents, certificates or other writings, now or hereafter executed and delivered by the borrower in respect of such Loan as the same may be modified, amended, consolidated, continued or extended from time to time.

     "Remittance Date" shall mean the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day.

                                   ARTICLE 2

                     ADMINISTRATION AND SERVICING OF LOANS
                     -------------------------------------

     SECTION 2.1  Servicer to Act as Servicer.
                  ---------------------------

          (a)  Engagement of Servicer. Servicer is hereby authorized to and
               ----------------------
shall service and administer the Loans in accordance with the terms of this Agreement. Servicer shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, to take any and all actions, or to refrain from taking any such actions and to do any and all things in connection with such servicing and administration which it may deem necessary or desirable.

          (b)  General Servicing Procedures. Servicer agrees that its servicing
               ----------------------------
of the Loans shall be carried out in accordance with Bank's past practices. Without limiting the forgoing, Servicer shall not release or waive the right to collect the stated, non-default rate of interest on, the unpaid balance of, or any yield maintenance amount payable in respect of any Loan. Servicer agrees to furnish Bank, from time to time, with copies of financial statements or audit reports of Servicer as may be reasonably requested by Bank. Servicer shall notify Bank (i) if any extension of a scheduled maturity of a Loan is required, or (ii) if in the judgment of Servicer a Loan has become impaired to the extent that payment of principal and interest as scheduled will be in default. In such event, Servicer will provide Bank with Servicer's recommended course of action.

          (c)  Acceleration of Loans. Subject to Section 2.5 hereof, Servicer
               ---------------------
shall accelerate any Loan and commence foreclosure efforts in respect of any Loan Collateral securing a Loan which is a Defaulted Loan in accordance with the terms of the Loan Documents; provided, however, that at least two (2) Business
                             --------  -------
days prior to commencing any such foreclosure Servicer shall provide Bank with notice which describes in writing the basis for commencing such foreclosure and a reasonable estimate of any costs expected to be incurred in connection with such foreclosure that will be borne by Bank as owner of the Loan. Bank shall have two Business Days from receipt of such notice to request Servicer to take any reasonable action other than or in addition to such foreclosure, within the limits of applicable law.

     Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, Servicer is hereby authorized and empowered by Bank to execute and deliver, in Servicer's own name, on behalf of Bank, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Loans and with respect to the Loan Collateral, including, without limitation, consenting to sales, transfers or encumbrances of the Loan Collateral or assignments and assumptions of the Loans in accordance with the terms thereof.

          (d)  Actions to Perfect Security Interests. Servicer shall take all
               -------------------------------------
actions that are necessary or desirable to maintain continuous perfection and priority (subject to permitted encumbrances) of the mortgages and security interests granted by the Borrowers in the Loan Collateral subject to the terms of Loan Documents and this Agreement, including, but not limited to, obtaining the execution by the Borrowers and the recording, registering, filing, re-recording, re-registering and refiling of all mortgages, assignments, security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the mortgages and security interests granted by the Borrowers under the respective Loans. Servicer shall file or cause to be filed
(i) all financing statements on Form UCC-1 and, as may be required by Bank, all assignments of financing statements on Form UCC.3 and (ii) as may be required by Bank, all copyright mortgage assignments and assignments of copyright mortgages as are customarily required to be filed to perfect a security interest in the Loans.

     SECTION 2.2  Collection of Loan Payments and Remittances
                  -------------------------------------------

          (a)  Collection of Payments. Subject to the provisions of Section 2.1
               ----------------------
and 2.5 herein, Servicer shall use its best efforts to cause the collection of all payments called for under terms and provisions of each Loan. In addition to any other customary services which Servicer may perform, Servicer shall perform the following servicing and collection supervision activities:

               (1) perform standard accounting services and general record keeping services with respect to the Loans;

               (2) respond to any telephone and written inquiries of Borrowers concerning the Loans;

               (3) keep Borrowers informed of the proper place and method for making payments with respect to the Loans:

               (4) contact Borrowers to effect collection and to discourage delinquencies in the payment of Loans, doing so by any lawful means, including, but not limited to, the following:

                    (i)   transmittal of routine past due notices;

                    (ii)  preparing and mailing collection letters;

                    (iii) contacting delinquent Borrowers by telephone to encourage payment;
                    (iv) transmittal of reminder notices to delinquent Borrowers; and

                    (v) initiating and pursuing termination or foreclosure actions deemed necessary by Servicer;

               (5) report tax information to Borrowers, if any, as required by law; and

               (6) take such other action as may be necessary or appropriate to carry out the duties and obligations imposed upon the Servicer pursuant to terms of this Section 2.2.

          (b) Subject to the provisions of the Asset Purchase Agreement, the Servicer shall make such remittances to Bank as are required under Section 1.6 of the Asset Purchase Agreement.

     SECTION 2.3  Records.
                  -------

     Servicer shall retain all data (including, without limitation, computerized records) relating directly to or maintained in connection with the servicing of the Loans at the address of Servicer set forth in Section 6.4 or at such other place where the servicing offices of Servicer are located, and shall give Bank access to all data at all reasonable times.

     SECTION 2.4  Servicing Compensation.
                  ----------------------

     Servicer is providing services under this Agreement as additional consideration for the Loans to be purchased under the Asset Purchase Agreement. As a consequence, no additional compensation shall be payable to Servicer for the performance of its duties and obligations hereunder.

     SECTION 2.5  Realization upon Defaulted Loans.
                  --------------------------------

          (a)  Acceleration and Foreclosure of Defaulted Loans. In accordance
               -----------------------------------------------
with the servicing procedures specified in Section 2.1, Servicer shall accelerate any Loan, and foreclose upon any Loan Collateral securing a Loan that is a Defaulted Loan. In connection with the commencement of foreclosure proceedings against any Loan Collateral securing a Defaulted Loan, Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with the servicing standards set forth in
Section 2.1 hereof. In addition, Servicer shall comply in all material respects with all applicable laws in connection with the foreclosure of any Loan Collateral and may commence and prosecute any proceedings in respect of such related Loan in the name of and on behalf of Bank. Servicer shall not acquire any Loan Collateral except on behalf of Bank in connection with a Defaulted Loan.

          (b)  Costs and Expenses of Actions Taken in Respect of Defaulted
               -----------------------------------------------------------
Loans. Subject to the following sentence, Bank, as owner of a Defaulted
-----
Loan, shall be responsible for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Servicer in connection with any action taken in respect of such Loan. Such costs shall be advanced by Servicer and reimbursed by Bank upon the final disposition of such Defaulted Loan by Bank, whether through a foreclosure liquidation sale or through sale of such Loan by Bank.

                                   ARTICLE 3

                            STATEMENTS AND REPORTS
                            ----------------------


     SECTION 3.1  Reporting by Servicer.
                  ---------------------

     Servicer shall ensure that Bank's records contain the following information with respect to each Loan:

                     (i)    loan number;
                     (ii)   borrower name;
                     (iii)  beginning principal balance;
                     (iv)   principal received;
                     (v)    interest received at the stated rate;
                     (vi)   number of days Loan is owned by Bank for such month;
                     (vii)  total payment to Bank; and
                     (viii) ending principal balance

                                   ARTICLE 4

                                 THE SERVICER
                                 ------------

     SECTION 4.1  Representation and Warranties Concerning Servicer.
                  -------------------------------------------------

     Servicer represents and warrants to Bank, as of the date hereof, as follows:

          (a) Servicer (i) has been duly organized and is validly existing and in good standing as a corporation organized and existing under the laws of the State of California, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and where failure to so qualify would have a material and adverse effect on its ability to perform its obligations hereunder, and (iii) has full power, authority and legal right to own its properties, to carry on its business as presently conducted, and to enter into and perform it obligations under this Agreement.

          (b) The execution and delivery by Servicer of this Agreement are within the corporate power of Servicer and have been duly authorized by all necessary corporate action on the part of Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or continue a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Servicer or its properties or the charter or bylaws of Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (c) Servicer is not required to obtain the consent of any other party or consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance by Servicer of this Agreement, or validity or enforceability of this Agreement against Servicer.

          (d) This Agreement has been duly executed and delivered by Servicer and constitutes a legal, valid and binding instrument enforceable against Servicer in accordance with its terms (subject to applicable Bankruptcy Laws and to general principles of equity).

          (e) Servicer is not in default under any agreement, contract, instrument or indenture to which Servicer is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a material default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

     SECTION 4.2  Servicer's Responsibilities.
                  ---------------------------

          (a)  Limitations of Responsibility and Liabilities of Servicer.
               ---------------------------------------------------------
Servicer will have no responsibility under this Agreement other than to render the services specifically called for hereunder in good faith. Servicer, its affiliates, its directors, officers, shareholders and employees will not be liable to Bank or others, except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of its duties.

          (b)  Right to Receive Instructions. In the event that Servicer is
               -----------------------------
unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by Servicer or is silent or is incomplete as to the course of action which Servicer is required to take with respect to a particular set of facts, Servicer may give notice (in such form as shall be appropriate under the circumstances) to Bank requesting instruction in accordance with the Asset Purchase Agreement and, to the extent that Servicer shall have acted or refrained from acting in good faith in accordance with any such instructions received from Bank, Servicer shall not be liable on account of such action or inaction. If Servicer shall not have received appropriate instructions within two Business Days of such notice (or within such reasonable shorter period of time as may be specified in such notice) Servicer may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as Servicer shall deem to be in the best interest of Bank, and Servicer shall have no liability to any person for such action or inaction except for Servicer's own willful misconduct or gross negligence.

          (c)  Reliance. Servicer conclusively may rely on and shall be
               --------
protected in acting or refraining from acting when doing so, in each case in accordance with any signature or other document believed by it to be genuine and believed by it to be signed by the proper party or parties. Servicer may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, Servicer may for all purposes hereof rely on a certificate, signed by the president or any vice president of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to Servicer for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (d)  Use of Agents: Advice of Counsel. In the exercise and
               --------------------------------
performance of its duties and obligations hereunder or under the Asset Purchase Agreement, Servicer (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them and Servicer shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by Servicer with reasonable care; and (ii) may, at the expense of Servicer, consult with counsel accountants and other skilled persons to be selected with reasonable care and employed by it, and Servicer shall not be liable for anything done, suffered or omitted reasonably and in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled person.

     SECTION 4.3  Assignment.
                  ----------

          (a) Servicer may engage a subservicer to perform Servicer's duties hereunder, or assign this agreement to any Affiliate of Servicer, and Servicer may resign or engage any other person as subservicer to perform Servicer's duties hereunder, or assign this Agreement to any other person; provided that no assignment or resignation shall be effective unless and until a successor servicer consented to by Bank (which consent shall not be unreasonably withheld) executes and delivers to Bank an agreement in form and substance reasonably satisfactory to Bank, which contains an agreement to perform and observe, or in the case of an assignment or assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by Servicer under this Agreement. From and after such effectiveness, successor servicer shall be "Servicer" hereunder. Except as provided in this Section 4.3(a), the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the prior consent of Bank, which consent shall not be unreasonably withheld.

          (b) The duties and obligations of Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 5.1, and shall survive the exercise by Bank of any right or remedy under this Agreement, or the enforcement by Bank of any provision of this Agreement.

                                   ARTICLES

                           TERMINATION OF AGREEMENT
                           ------------------------

     SECTION 5.1 Termination of Agreement.
                 -------------------------

     The respective duties and obligations of Servicer and Bank created by this Agreement shall terminate concurrently with the sale by Bank of all Loans. Upon termination of this Agreement pursuant to this Section 5.1, Servicer shall pay over to Bank all monies due to Bank pursuant to the Sale Agreement.

                                   ARTICLE 6

                                 MISCELLANEOUS
                                 -------------


     SECTION 6.1  Dispute Resolution.
                  ------------------

     Any dispute, controversy or claim between the parties relating to, or arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only as follows: First, an authorized business representative of each party shall meet in an attempt to resolve any dispute. If the dispute is not resolved by such representatives, then either of Servicer or Bank may make a written demand for formal dispute resolution, at which time the dispute will be resolved by binding arbitration in Los Angeles, California, pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

          (a) There shall be one arbitrator, who shall be selected under the normal procedures prescribed in the Rules.

          (b) Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

          (c) At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

          (d) The arbitrator's decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

          (e) No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages.

          (f) Each party to the arbitration shall pay one.half of the fees and expenses of the arbitrator and the American Arbitration Association.

          (g)  The arbitrator shall not have the power to amend this Agreement.

     SECTION 6.2  Counterpart Execution; Telecopies.
                  ---------------------------------

     This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that the party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart of this Agreement to the other party hereto.

     SECTION 6.3  Amendments; Waivers.
                  -------------------

     No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Bank and Servicer and no waiver of any provision of this Agreement, nor consent to any departure by Bank or Servicer therefrom, shall be effective unless it is in writing and signed by the party affected thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of either party hereto in exercising any right hereunder shall operate as a waiver thereof by such party nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 6.4  Notices.
                  -------

     All notices, demands, requests and other communications required hereunder shall be in writing arid shall be deemed to have been given: (i) upon delivery if personally delivered; (ii) upon receipt if sent by facsimile, with receipt confirmed; (iii) three (3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail; or (iv).one (1) day after deposit with a nationally recognized overnight delivery service marked for delivery on the next business day, addressed to the party for whom it is intended at its address hereinafter set forth:

If to Bank:
               Imperial Bank
               9920 South La Cienega Boulevard
               Inglewood, California 90301
               Attention: Richard M. Baker
               Telephone: (310) 417-5929
               Facsimile No.: (310) 417-5695


and if to Servicer:

                  Imperial Credit Industries, Inc.
                  23550 Hawthorne Boulevard, Bldg. One
                  Suite 240
                  Torrance, California 90505
                  Attention: Irwin L. Gubman, General Counsel
                  Telephone: (310) 791-8040
                  Facsimile No.: (310) 791-8230

     Any party may designate a change of address by written notice to least ten
(10) days before such change of address is to become effective. the others, given at

     SECTION 6.5  No Third-Party Beneficiaries.
                  ----------------------------

     This Agreement and each of the provisions hereof (including representations, warranties and covenants, if any) are solely for the benefit of Bank and Servicer and the respective successors and permitted assigns of the foregoing. No provisions of this Agreement or of any of the documents and certificates executed in connection herewith (including any representations and warranties) shall be construed as creating in any other person or entity other than Servicer and Bank and the respective successors and their permitted assigns any rights of any nature whatsoever.

     SECTION 6.6  Attorneys' Fees.
                  ---------------

     In the event any legal action is undertaken in order to enforce or interpret any provision of this Agreement, the prevailing party in such legal action, as determined by the court, shall be entitled to receive from the other party the prevailing party's reasonable attorneys' fees and court costs.

     SECTION 6.7  Time of Essence: Context.
                  ------------------------

     Time is of the essence of this Agreement and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

     SECTION 6.8 Successors and Assigns.
                 ----------------------

     All of the terms, covenants and conditions contained herein and in the other documents and certificates executed in connection herewith shall apply to and be binding upon, and inure to the benefit of Bank and Servicer and their successors and assigns.

     SECTION 6.9  Entire Agreement.
                  ----------------

     This Agreement, together with the Asset Purchase Agreement and Assignment Documents, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be terminated, modified or amended in any way except by a written agreement signed by each of the parties hereto.

     SECTION 6.10 Governing Law.
                  -------------

     Servicer and Bank expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California (without giving effect to California principles of conflicts of laws). Servicer and Bank each irrevocably submit to the exclusive jurisdiction of any California state or federal court sitting in the County of Los Angeles, State of California, over any suit, action or proceeding arising out of or relating to this agreement.

     SECTION 6.11 Severability.
                  ------------

     If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained therein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   Imperial Bank, a California corporation

                                   By: _____________________________________
                                       Title: ______________________________


                                   By: _____________________________________
                                       Title: ______________________________

                                   Imperial Credit Industries, Inc., a
                                   California corporation


                                   By: _____________________________________
                                       Title: ______________________________


                                   By: _____________________________________
                                       Title: ______________________________